As filed with the Securities and Exchange Commission on August ___, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

UPPERSOLUTION.COM

(Exact name of registrant as specified in its charter)

Nevada	8999
(State or other jurisdiction of	(Primary standard industrial	(IRS employer
incorporation or organization)	classification code number)	identification number)

153 Lake Mead Parkway #2240

Henderson, NV 89015

702-586-1338

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Harold P. Gewerter, Esq.

5536 S. Ft. Apache #102

Las Vegas, NV 89148

(702) 382-1714

Fax: (702) 382-1759

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Harold P. Gewerter, Esq.

5536 S. Ft. Apache #102

Las Vegas, NV 89148

(702) 382-1714

Fax: (702) 382-1759

E-mail: harold@gewerterlaw.com

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

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If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [ ]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [ ]	Accelerated filer [ ]	Non-accelerated filer [ ]	Smaller reporting
company [ X ]
(Do not check if a smaller
reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Offering Price (2)	Amount of Registration Fee (3)

Common stock, par
value $.001 per share,	2,500,000	$0.02	$50,000.00	$6.82
for sale by our
Company

(1) Registration fee has been paid via Fedwire.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c).

(3) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

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SUBJECT TO COMPLETION, DATED ____________ __, 2013.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

UPPERSOLUTION.COM

2,500,000 Shares of Common stock

This prospectus will allow us to issue up to 2,500,000 shares of our common stock in our initial public offering. The proceeds from the sale of these shares will be available for use by the company. There is no minimum amount of common stock that must be sold by the company, and that the proceeds from the offering will not be placed in escrow but will be immediately available for use by the company. The Company may receive no proceeds or very minimal proceeds from the offering and potential investors may end up holding shares in a company that has not received enough proceeds from the offering to begin operations; and has no market for its shares. The Company intends to see to have its shares quoted on the OTCBB and the shares are not currently listed on any exchange.

			Proceeds to
	Offering Price	Offering	Our
	Per Share	Expenses (1)	Company
Per Share (Initial Public Offering)	0.02	0.004	0.0018
25% of the Offering Filled	0.02	10,500	2,000
50% of the Offering Filled	0.02	10,500	14,500
75% of the Offering Filled	0.02	10,500	27,000
Total	$0.02	$10,500	$39,500

(1) Estimated expenses before payment of any underwriting or placement commissions, discounts or expense.

The Company is a Shell Company as defined by as defined in Rule 405. As such no shares will be eligible to be sold or transferred under Rule 144 until in excess of 1 year from the filing of the equivalent of Form 10 information by the Company with the SEC.

The company is not blank check company because the company has no plans or intentions to engage in a merger or acquisition with an unidentified company or person or, once it is a reporting company, to be used as a vehicle for a private company to become a reporting company.

The securities offered in this prospectus involve a high degree of risk. You should consider the risk factors beginning on page 4 before purchasing our common stock.

The offering will be open for 180 days.

The Company is an emerging growth company under the Jumpstart Our Business Startups Act.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August ___, 2013.

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Table of Contents

Prospectus Summary	5
Risk Factors	6
Cautionary Note Regarding Forward-Looking Statements	12
Use of Proceeds	12
Capitalization	13
Dilution	14
Market for Common Equity and Related Stockholder Matters	14
Description of Business and Property	14
Management’s Discussion and Analysis of Financial Condition and Results of Operations	27
Our Management	30
Security Ownership of Certain Beneficial Owners and Management	32
Certain Relationships and Related Party Transactions	32
Description of Capital Stock	33
Plan of Distribution	35
Disclosure of Commission Position on Indemnification for Securities Act Liabilities	37
Legal Opinion	37
Experts	37
Interests of Named Experts and Counsel	37
Additional Information	38
Index to Financial Statements	39
Signatures	42

Unless otherwise specified, the information in this prospectus is set forth as of August 16, 2013, and we anticipate that changes in our affairs will occur after such date. We have not authorized any person to give any information or to make any representations, other than as contained in this prospectus, in connection with the offer contained in this prospectus. If any person gives you any information or makes representations in connection with this offer, do not rely on it as information we have authorized. This prospectus is not an offer to sell our common stock in any state or other jurisdiction to any person to whom it is unlawful to make such offer.

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PROSPECTUS SUMMARY

The following summary highlights selected information from this prospectus and may not contain all the information that is important to you. To understand our business and this offering fully, you should read this entire prospectus carefully, including the financial statements and the related notes beginning on page F-1. When we refer in this prospectus to the “Company,” “we,” “us,” and “our,” we mean UpperSolution.com, a Nevada corporation. This prospectus contains forward-looking statements and information relating to UpperSolution.com See Cautionary Note Regarding Forward Looking Statements on page 11.

Our Company

UpperSolution.com was formed on April 20, 2013.

Our business will be to create an independent and unbiased mobile app that enables consumers to find the best cellular rate plan for their need and getting real-time notifications when a new cellular plan is available.

We are in the development stage of developing and commercializing a mobile app for existing cellular phone users. Our goal is to help consumers to save money each month by notifying them when a more cost-effective plan based on their actual usage is available.

Our mobile app, to be named “Upper Plan Monitor (“UPM”)”, will help consumers to keep track on new cellular plans from different cellular carriers, locate the closest phone dealer their your area, find the best cellular phone plan that fit their needs.

The company is not blank check company because the company has no plans or intentions to engage in a merger or acquisition with an unidentified company or person or, once it is a reporting company, to be used as a vehicle for a private company to become a reporting company.

Through May 31, 2013, the Company has a net loss of $6,500. The company has only two officers and directors each of which will devote approximately 10 hours per week to the Company.

The Company can operate even if no proceeds are generated from this offering but the growth of the company and speed of the implementation of the Company’s business plan will be slowed substantially. If the Company raises 25% of the proceeds, marketing efforts will be at a minimum and the Company anticipates that it will be approximately 12 months prior to the Company being able to generate a net profit. . If the Company raises 50% of the proceeds, marketing efforts will be at a medium level and the Company anticipates that it will be approximately 10 months prior to the Company being able to generate a net profit. . If the Company raises 75% of the proceeds, marketing efforts will be at a medium/high leval and the Company anticipates that it will be approximately 8 months prior to the Company being able to generate a net profit. . If the Company raises 100% of the proceeds, marketing efforts will be at a maximum level under the business plan and the Company anticipates that it will be approximately 6 months prior to the Company being able to generate a net profit.

Our executive offices are located at 153 W. Lake Mead Pwky #2240, Henderson NV 89015. Our telephone number is 702-586-1338.

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The Offering

This prospectus covers up to 2,500,000 shares to be issued and sold by the company at a price of $0.02 per share in a direct public offering.

ABOUT THIS OFFERING

Securities Being Offered
Up to 2,500,000 shares of common stock of UpperSolution.com to be sold by the company at a price of $0.02 per share.
Initial Offering Price
The company will sell up to 2,500,000 shares at a price of $0.02 per share.

The company will offer and sell the shares of its common stock at a price of

$0.02 per share in a direct offering to the public.

The offering will conclude when the company has sold all of the 2,500,000 shares of common stock offered by it or a maximum of 180 days. The company may, in its sole discretion, decide to terminate the registration of the shares offered by the company.

Terms of the Offering
An investment in our common stock is highly speculative and involves a high degree of risk. See Risk Factors beginning on page 4.
Termination of the Offering
The offering will be open for 180 days.

RISK FACTORS

An investment in our common stock is highly speculative, involves a high degree of risk, and should be made only by investors who can afford a complete loss. You should carefully consider the following risk factors, together with the other information in this prospectus, including our financial statements and the related notes, before you decide to buy our common stock. Our most significant risks and uncertainties are described below; however, they are not the only risks we face. If any of the following risks actually occur, our business, financial condition, or results of operations could be materially adversely affected, the trading of our common stock could decline, and you may lose all or part of your investment therein.

Risks Relating to the Early Stage of our Company

We are at a very early operational stage and our success is subject to the substantial risks inherent in the establishment of a new business venture.

The implementation of our business strategy is in a very early stage. Our business and operations should be considered to be in a very early stage and subject to all of the risks inherent in the establishment of a new business venture. Accordingly, our intended business and operations may not prove to be successful in the near future, if at all. Any future success that we might enjoy will depend upon many factors, several of which may be beyond our control, or which cannot be predicted at this time, and which could have a material adverse effect upon our financial condition, business prospects and operations and the value of an investment in our company.

We have a very limited operating history and our business plan is unproven and may not be successful.

Our company was formed in April 2013 but we have not yet begun full scale operations. We have not proven that our business model will allow us to generate a profit.

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We have suffered operating losses since inception and we may not be able to achieve profitability.

We had an accumulated deficit of $6,500 as of May 31, 2013. We are sustaining substantial operating and net losses, and it is possible that we will never be able to sustain or develop the revenue levels necessary to attain profitability.

We may have difficulty raising additional capital, which could deprive us of necessary resources.

In order to support the initiatives envisioned in our business plan, we will need to raise additional funds through public or private debt or equity financing, collaborative relationships or other arrangements. Our ability to raise additional financing depends on many factors beyond our control, including the state of capital markets, the market price of our common stock and the development or prospects for development of competitive technology by others. Because our common stock is not listed on a major stock market, many investors may not be willing or allowed to purchase it or may demand steep discounts. Sufficient additional financing may not be available to us or may be available only on terms that would result in further dilution to the current owners of our common stock.

If we are unsuccessful in raising additional capital, or the terms of raising such capital are unacceptable, we may have to modify our business plan and/or significantly curtail our planned activities and other operations.

Failure to effectively manage our growth could place strains on our managerial, operational and financial resources and could adversely affect our business and operating results.

Our growth has placed, and is expected to continue to place, a strain on our managerial, operational and financial resources. Any further growth by us or an increase in the number of our strategic relationships will increase this strain on our managerial, operational and financial resources. This strain may inhibit our ability to achieve the rapid execution necessary to implement our business plan, and could have a material adverse effect upon our financial condition, business prospects and operations and the value of an investment in our company.

Risks Relating to Our Business

We have limited sales and marketing experience, which increases the risk that our business will fail.

Our officers, who will be responsible for marketing our app to potential users, have no experience in the social media or internet industries, and have only nominal sales and marketing experience. Further, we have budgeted only $10,000 toward sales and marketing efforts over the next 12 months, which by industry standards is a very limited amount of capital with which to launch our effort. Given the relatively small marketing budget and limited experience of our officers, there can be no assurance that such efforts will be successful. Further, if our initial efforts to create a market for our website are not successful, there can be no assurance that we will be able to attract and retain qualified individuals with marketing and sales expertise to attract subscribers to our apps. Our future success will depend, among other factors, upon whether our services can be sold at a profitable price and the extent to which consumers acquire, adopt, and continue to use them. There can be no assurance that our website will gain wide acceptance in its targeted markets or that we will be able to effectively market our services.

We may not be able to execute our business plan or stay in business without additional funding.

Our ability to generate future operating revenues depends in part on whether we can obtain the financing necessary to implement our business plan.  We will likely require additional financing through the issuance of debt and/or equity in order to establish profitable operations, and such financing may not be forthcoming. As widely reported, the global and domestic financial markets have been extremely volatile in recent months.  If such conditions and constraints continue or if there is no investor appetite to finance our specific business, we may not be able to acquire additional financing through credit markets or equity markets. Even if additional financing is available, it may not be available on terms favorable to us. At this time, we have not identified or secured sources of additional financing.  Our failure to secure additional financing when it becomes required will have an adverse effect on our ability to remain in business.

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If our estimates related to future expenditures are erroneous or inaccurate, our business will fail and you could lose your entire investment.

Our success is dependent in part upon the accuracy of our management’s estimates of our future cost expenditures for legal and accounting services (including those we expect to incur as a publicly reporting company), for app marketing and development expenses, and for administrative expenses, which management estimates to be approximately between $25,000 and $45,000 over the next twelve months. If such estimates are erroneous or inaccurate, or if we encounter unforeseen costs, we may not be able to carry out our business plan, which could result in the failure of our business and the loss of your entire investment.

Our auditor has raised substantial doubts about our ability to continue as a going concern and if we are unable to continue our business, our shares may have little or no value.

The company’s ability to become a profitable operating company is dependent upon its ability to generate revenues and/or obtain financing adequate to fulfill its research and market introduction activities, and achieving a level of revenues adequate to support our cost structure has raised substantial doubts about our ability to continue as a going concern. We plan to attempt to raise additional equity capital by selling shares in this offering and, if necessary, through one or more private placement or public offerings. However, the doubts raised, relating to our ability to continue as a going concern, may make our shares an unattractive investment for potential investors. These factors, among others, may make it difficult to raise any additional capital.

We will need to achieve commercial acceptance of our applications to generate revenues and achieve profitability.

Even if our development yields technologically superior apps, we may not successfully develop commercial apps, and even if we do, we may not do so on a timely basis. We cannot predict when significant commercial market acceptance for our apps and the affiliated products sold thereon will develop, if at all, and we cannot reliably estimate the projected size of any such potential market. If markets fail to accept our apps and related products, we may not be able to generate revenues from the commercial application of our technologies. Our revenue growth and achievement of profitability will depend substantially on our ability to introduce new products that are accepted by customers. If we are unable to cost-effectively achieve acceptance of our sites by customers, or if the associated products do not achieve wide market acceptance, our business will be materially and adversely affected.

Any significant disruption in our web presence or services could result in a loss of customers.

Our plans call for our customers to access our apps through our website. Our reputation and ability to attract, retain and serve our customers will be dependent upon the reliable performance of our website, network infrastructure and fulfillment processes (how we deliver services purchased by our customers). Prolonged or frequent interruptions in any of these systems could make our app unavailable or unusable, which could diminish the overall attractiveness of our subscription service to existing and potential customers.

Our servers will likely be vulnerable to computer viruses, physical or electronic break-ins and similar disruptions, which could lead to interruptions and delays in our service and operations and loss, misuse or theft of data. It is likely that our website will periodically experience directed attacks intended to cause a disruption in service, which is not uncommon for web-based businesses. Any attempts by hackers to disrupt our website service or our internal systems, if successful, could harm our business, be expensive to remedy and damage our reputation.  Efforts to prevent hackers from entering our computer systems are expensive to implement and may limit the functionality of our services. Any significant disruption to our website or internal computer systems could result in a loss of subscribers and adversely affect our business and results of operations.

 Our app may be displaced by newer technology.

The Internet and job seeking industries are undergoing rapid and significant technological change. Third parties may succeed in developing or marketing technologies and products that are more effective than those developed or marketed by us, or that would make our technology and apps obsolete or non-competitive. Accordingly, our success will depend, in part, on our ability to respond quickly to technological changes through the development and introduction of new apps and products. We may not have the resources to do this. If our apps or product candidates become obsolete and our efforts to secure and develop new products and apps do not result in any commercially successful apps or products, our sales and revenues will decline.

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We are in a competitive market which could impact our ability to gain market share which could harm our financial performance.

The business of niche of apps is very competitive. Barriers to entry are relatively low, and we face competitive pressures from companies anxious to join this niche. There are a number of successful apps operated by proven companies that offer similar niche service that will put together job seekers and employers, which may prevent us from gaining enough market share to become successful.  These competitors have existing customers that may form a large part of our targeted client base, and such clients may be hesitant to switch over from already established competitors to our service.  If we cannot gain enough market share, our business and our financial performance will be adversely affected.

We are a small company with limited resources relative to our competitors and we may not be able to compete effectively.

Our competitors have longer operating histories, greater resources and name recognition, and a larger base of customers than we have. As a result, these competitors will have greater credibility with our potential customers. They also may be able to adopt more aggressive pricing policies and devote greater resources to the development, promotion, and sale of their services than we may be able to devote to our services.   Therefore, we may not be able to compete effectively and our business may fail.

The loss of the services of either of our officers or our failure to timely identify and retain competent personnel could negatively impact our ability to develop our app and sell our services.

The development of our app and the marketing of our services will continue to place a significant strain on our limited personnel, management, and other resources. Our future success depends upon the continued services of our executive officers, Yousef Dasuka and Mahmoud Dasuka who are developing our business, and on our ability to identify and retain competent consultants and employees with the skills required to execute our business objectives. The loss of the services of either of our officers or our failure to timely identify and retain competent personnel could negatively impact our ability to develop our app and sell our services, which could adversely affect our financial results and impair our growth.

Our officers and directors have conflicts of interest in that they have other time commitments that will prevent them from devoting full-time to our operations, which may affect our operations.

Because our officers and directors, who are responsible for all our business activities, do not devote their full working time to operation and management of us, the implementation of our business plans may be impeded. Our officers and directors have other obligations and time commitments, which will slow our operations and may reduce our financial results and as a result, we may not be able to continue with our operations. Additionally, when they become unable to handle the daily operations on their own, we may not be able to hire additional qualified personnel to replace them in a timely manner. If this event should occur, we may not be able to reach profitability, which might result in the loss of some or all of your investment in our common stock.

Foreign Officers and Directors could result in difficulty enforcing rights.

The officers and directors of the Company are located in Israel and as such investors may have difficulty in enforcing their legal rights under the United States securities laws.

Risks Relating to our Stock

The Offering price of $0.02 per share is arbitrary.

The Offering price of $0.02 per share has been arbitrarily determined by our management and does not bear any relationship to the assets, net worth or projected earnings of the Company or any other generally accepted criteria of value.

We have no firm commitments to purchase any shares.

We have no firm commitment for the purchase of any shares. Therefore there is no assurance that a trading market will develop or be sustained. The Company has not engaged a placement agent or broker for the sale of the shares. The Company may be unable to identify investors to purchase the shares and may have inadequate capital to support its ongoing business obligations.

9

State securities laws may limit resales of your securities.

State securities laws may limit resales of our securities. Because our shares will not be considered “Covered Securities” as defined in Section 18 of the Securities Act of 1933, resale of our shares may not be permitted unless our shares are qualified for trading under applicable state securities laws or there is an exemption for secondary trading in such state.

All proceeds from the sale of shares offered by the company will be immediately available for use by the company.

There is no minimum offering amount and we have not established an escrow to hold any of the proceeds from the sale of the shares offered by the company. As a result, all proceeds from the sale of shares offered by the company will be available for immediate use by the company. The proceeds of the sale may not be sufficient to implement the company’s business strategy.

We will apply to have our common stock traded over the counter, which may deprive stockholders of the full value of their shares.

We will apply to have our common stock quoted via the OTC Electronic Bulletin Board. Therefore, our common stock is expected to have fewer market makers, lower trading volumes and larger spreads between bid and asked prices than securities listed on an exchange such as the New York Stock Exchange or the NASDAQ Stock Market. These factors may result in higher price volatility and less market liquidity for the common stock. The Company may never be approved for trading on any exchange.

We will have broad discretion in how we use the proceeds of this offering and we may not use these proceeds effectively. This could affect our results of operations and cause the value of our common stock to decline.

Our management team will have considerable discretion in the application of the net proceeds of this offering, and you will not have the opportunity, as part of your investment decision, to assess whether we are using the proceeds appropriately. We currently intend to use the net proceeds that we receive from this offering as described in “Use of Proceeds” herein. We may use the net proceeds for corporate purposes that do not improve our results of operations or which cause our stock value to decline.

A low market price would severely limit the potential market for our common stock.

Our common stock is expected to trade at a price substantially below $5.00 per share, subjecting trading in the stock to certain SEC rules requiring additional disclosures by broker-dealers. These rules generally apply to any non-NASDAQ equity security that has a market price share of less than $5.00 per share, subject to certain exceptions (a “penny stock”). Such rules require the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and institutional or wealthy investors. For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to the sale. The broker - dealer also must disclose the commissions payable to the broker-dealer, current bid and offer quotations for the penny stock and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Such information must be provided to the customer orally or in writing before or with the written confirmation of trade sent to the customer. Monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. The additional burdens imposed upon broker-dealers by such requirements could discourage broker-dealers from effecting transactions in our common stock.

FINRA sales practice requirements may also limit a stockholders ability to buy and sell our stock.

In addition to the penny stock rules promulgated by the SEC, which are discussed in the immediately preceding risk factor, FINRA rules require that in recommending an investment to a customer, a broker -dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker dealers to recommend that their customers buy our common stock, which may limit the ability to buy and sell our stock and have an adverse effect on the market value for our shares.

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An investor’s ability to trade our common stock may be limited by trading volume.

A consistently active trading market for our common stock may not occur on the OTCBB. A limited trading volume may prevent our shareholders from selling shares at such times or in such amounts as they may otherwise desire.

Our company has a concentration of stock ownership and control, which may have the effect of delaying, preventing, or deterring a change of control.

Our common stock ownership is highly concentrated. Through ownership of shares of our common stock, two shareholders, Yousef Dasuka and Mahmoud Dasuka, beneficially own 100% of our total outstanding shares of common stock before this offering. As a result of the concentrated ownership of the stock, these stockholders, acting alone, will be able to control all matters requiring stockholder approval, including the election of directors and approval of mergers and other significant corporate transactions. This concentration of ownership may have the effect of delaying, preventing or deterring a change in control of our company. It could also deprive our stockholders of an opportunity to receive a premium for their shares as part of a sale of our company and it may affect the market price of our common stock.

We have not voluntarily implemented various corporate governance measures, in the absence of which, shareholders may have more limited protections against interested director transactions, conflicts of interest and similar matters.

Recent federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or The NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges and NASDAQ are those that address board of directors independence, audit committee oversight and the adoption of a code of ethics. While our Board of Directors has adopted a Code of Ethics and Business Conduct, we have not yet adopted any of these corporate governance measures and, since our securities are not listed on a national securities exchange or NASDAQ, we are not required to do so. It is possible that if we were to adopt some or all of these corporate governance measures, shareholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officers and recommendations for director nominees may be made by a majority of directors who have an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

Because we will not pay dividends in the foreseeable future, stockholders will only benefit from owning common stock if it appreciates.

We have never paid dividends on our common stock and we do not intend to do so in the foreseeable future. We intend to retain any future earnings to finance our growth. Accordingly, any potential investor who anticipates the need for current dividends from his investment should not purchase our common stock.

There are doubts about our ability to continue as a going concern and if we are unable to continue our business, our shares may have little or no value.

The company’s ability to become a profitable operating company is dependent upon its ability to generate revenues and/or obtain financing adequate to fulfill its research and market introduction activities, and achieving a level of revenues adequate to support our cost structure and has raised doubts about our ability to continue as a going concern. We plan to attempt to raise additional equity capital by selling shares in this offering and, if necessary through one or more private placement or public offerings. However, the doubts raised relating to our ability to continue as a going concern may make our shares an unattractive investment for potential investors. These factors, among others, may make it difficult to raise any additional capital.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including, among other things:

Factors that might cause these differences include the following:

● the ability of the company to offer and sell the shares of common stock offered hereby;

● the integration of multiple technologies and programs;

● the ability to successfully complete development and commercialization of sites and our company’s expectations regarding market growth;

● changes in existing and potential relationships with collaborative partners;

● the ability to retain certain members of management;

● our expectations regarding general and administrative expenses;

● our expectations regarding cash balances, capital requirements, anticipated revenue and expenses, including infrastructure expenses;

● other factors detailed from time to time in filings with the SEC.

In addition, in this prospectus, we use words such as “anticipate,” “believe,” “plan,” “expect,” “future,” “intend,” and similar expressions to identify forward-looking statements.

We undertake no obligation to update publicly or revise any forward -looking statements, whether as a result of new information, future events or otherwise after the date of this prospectus. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.

USE OF PROCEEDS

With respect to up to 2,500,000 shares of common stock to be sold by us, unless we provide otherwise in a supplement to this prospectus, we intend to use the net proceeds from the sale of our securities for general corporate purposes, as follows:

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USE OF PROCEEDS *

% of Shares Sold	25%	50%	75%	100%
# of Shares Sold	625,000	1,250,000	1,875,000	2,500,000

Gross Proceeds	$12,500	$25,000	$37,500	$50,000
Less: Offering Expenses*	10,500	10,500	10,500	10,500

Net Proceeds to the Company	$2,000	$14,500	$27,000	$39,500

Use of Proceeds:
Legal & Accounting	$0	$2,500	$5,000	$5,000
General Operational Expenses	0	2,000	2,000	4,000
Production & Development	1,500	2,500	2,000	2,500
Administrative Cost	0	0	4,000	4,000
IT Infrastructure (hardware/software)	0	1,000	2,000	2,000
Advertising & Promotion	500	5,000	10,000	15,000
Marketing/Sales Team	0	1,500	2,000	7,000

Total	$2,000	$14,500	$27,000	$39,500

* Offering Expenses $0.0042/share

Our management will have broad discretion in the allocation of the net proceeds of any offering. Pending such uses, we intend to invest the net proceeds in short-term, investment grade, interest-bearing securities. The Company could operate even with no proceeds from this offering but that the marketing and advertising efforts would be greatly diminished thus greatly slowing the growth of the Company.

CAPITALIZATION

The following table sets forth our capitalization as of May 31, 2013.

May 31, 2013
Current Assets	$5,000
Current liabilities	0
Long-term liabilities	—
Stockholders equity	5,000

Preferred stock	—
Common stock	11,500
Additional paid-in capital	-
Accumulated deficit	(6,500)
Total stockholders’ (deficit) equity	5,000
Total capitalization	$5,000

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DILUTION

The net tangible book value of our company as of May 31, 2013 was $5,000 or $0.001 per share of common stock. Net tangible book value per share is determined by dividing the tangible book value of the company (total tangible assets (not including deferred costs) minus total liabilities) by the number of outstanding shares of our common stock on May 31, 2013.

Our net tangible book value and our net tangible book value per share will be impacted by the 2,500,000 shares of common stock which may be sold by our company. The amount of dilution will depend on the number of shares sold by our company. The following example shows the dilution to new investors at an assumed offering price of $0.02 per share.

We are registering 2,500,000 shares of common stock for sale by our company. If all shares are sold at the offering price of $0.02 per share, and estimated offering expenses of $10,500, our net tangible book value as of May 31, 2013 would have been $44,500 or approximately $0.003 per share. Such an offering would represent an immediate increase in net tangible book value to existing stockholders of $0.002 per share and an immediate dilution to new stockholders of $0.017 per share. The following table illustrates the per share dilution:

Assumed public offering price per share	$0.02

Net tangible book value per share before this offering	$0.001

Increase attributable to new investors	$0.002

Net tangible book value per share after this offering	$0.003

Dilution per share to new stockholders	$0.017

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is not currently traded on any exchange. We cannot assure that any market for the shares will develop or be sustained.

We have not paid any dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future. We intend to retain any earnings to finance the growth of our business. We cannot assure you that we will ever pay cash dividends. Whether we pay cash dividends in the future will be at the discretion of our Board of Directors and will depend upon our financial condition, results of operations, capital requirements and any other factors that the Board of Directors decides are relevant. See Management’s Discussion and Analysis of Financial Condition and Results of Operations.

DESCRIPTION OF BUSINESS AND PROPERTY

General

PRINCIPAL PRODUCTS AND SERVICES

Our business will be to create an independent and unbiased mobile app that enables consumers to find the best cellular rate plan for their need and getting real-time notifications when a new cellular plan is available.

We are in the development stage of developing and commercializing a mobile app for existing cellular phone users. Our goal is to help consumers to save money each month by notifying them when a more cost-effective plan based on their actual usage is available.

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Our mobile app, to be named “Upper Plan Monitor (“UPM”)”, will help consumers to keep track on new cellular plans from different cellular carriers, locate the closest phone dealer their your area, find the best cellular phone plan that fit their needs.

Once developed, UPM will eliminate the need to manually check if a better cellular phone plan is available with the current cellular carrier or other cellular carriers. Convenience and money-savings will be our main selling features. We plan to develop UPM for the Apple's iPhone phones, in the future if resources we allow us we will develop an app for an Android based mobile phones.

When a user launches the UPM app for the first time on his phone, he will be asked to select his existing cellular plan from a pre-loaded list, in case that the user can’t find his cellular plan he will be able to enter his existing cellular plan by minutes, data and text message. Then the user will be asked to choose what is the most important to him in a cellular plan, and rate 3 features: talk, data and text. At this point UPM will gather this information and build a profile on the user based on his existing cellular phone plan and his own preferences. The last step will be to choose the carriers he would like to get notifications when new plans are available.

UPM will run in the background and automatically checks if a new cellular plan is available, in case that a new plan is available it will match the 3 parameters (talk, data and text messages) to the users existing plan. In the case that the new plan is better or cheaper than the current plan a pop-up notification will appear on the user’s screen to notify him.

At this stage in our development, there can be no assurance that we will be successful in generating revenues from our app or that existing phone users will be receptive to our application.

REVENUE MODEL

We plan to generate revenue from the following sources:

SALE OF UPM

We plan to sell UPM on Apple’s App Store site, for $1.99. Apple takes 30 percent of all revenue generated through apps, and 70 percent goes to the app publisher.

IN-APP ADS

One of the major benefits of advertising on an app is that advertisers can take advantage of the users' geographic and demographic information and target their ads appropriately. We plan to use

Admob by Google as a way to insert advertisements into our app. AdMob is one of the world's largest mobile advertising networks, and offers the ability for app developers to earn revenue by publishing ads in their software. Revenue is generated according to the PPC (Pay Per Click) model, where advertisers pay the hosting service a flat rate each time the ad is clicked.

THE MARKET OPPORTUNITY

The following is taken from: http://mobithinking.com/mobile-marketing-tools/latest-mobile-stats/a

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1) Mobile subscribers worldwide

At the end of 2012, there were 6.8 billion mobile subscriptions, estimates The International Telecommunication Union (February 2013). That is equivalent to 96 percent of the world population (7.1 billion according to the ITU). And is a huge increase from 6.0 billion mobile subscribers in 2011 and 5.4 billion in 2010.
• Mobile subscribers in the developed world is rapidly reaching saturation point with at least one mobile subscription per person. Mobile penetration in developed nations is around 128 percent of the population. This means market growth is being driven by demand developing world, led by rapid mobile adoption in China and India, the world's most populous nations. Mobile penetration in developing nations is around 89 percent of the population, according to the ITU.
• At the end of 2012 there were 5.2 billion mobile subscriptions in the developing world (76.6 percent of global subscriptions). Mobile penetration in the developing world now is 89 percent, with Africa being the lowest region worldwide at 63 percent.
• Portio Research – in the excellent free Mobile Factbook 2013 predicts that mobile subscribers worldwide will reach 7.0 billion by the end of 2013, 7.5 billion by the end of 2014 and 8.5 billion by the end of 2016.
• Over half of the world’s mobile subscribers are in Asia Pacific. Portio estimates that Asia Pacific’s share of the mobile subscribers will rise from 51.3 percent in 2012, to 52.3 percent in 2013 and 54.3 percent in 2016. By 2016 Africa and Middle East will overtake Europe as the second largest region for mobile subscribers.

Key Global Telecom Indicators for the World Telecommunication Service Sector in 2012 (all figures are estimates)
	Global		Developed nations		Developing nations		Africa		Arab States		Asia & Pacific		CIS		Europe		The Americas
Mobile cellular subscriptions (millions)	6,835	m	1,600	m	5,235	m	545	m	396	m	3,547	m	476	m	790	m	1,048	m
Per 100 people	96.2%		128.2%		89.4%		63.5%		105.1%		89.7%		169.8%		126.5%		109.4%
Fixed telephone lines (millions)	1,171	m	520	m	652	m	12	m	35	m	515	m	72	m	243	m	272	m
Per 100 people	16.5		41.6%		11.1%		1.4%		9.3%		12.9%		25.7%		39.0%		28.4%
Active mobile broadband subscriptions (millions)	2,096	m	934	m	1,162	m	93	m	71	m	895	m	129	m	422	m	460	m
Per 100 people	29.5%		74.8%		19.8%		10.9%		18.9%		22.4%		46.0%		67.5%		48.0%
Mobile broadband growth CAGR 2010-2013 (millions)	40%		N/A		N/A		82%		55%		22%		27%		33%		28%
Fixed broadband subscriptions (millions)	696	m	340	m	357	m	3	m	12	m	303	m	38	m	168	m	164	m
per 100 people	9.8%		27.2%		6.2%		0.3%		3.3%		7.6%		13.5%		27.0%		17.1%
Source: © International Telecommunication Union (February 2013) via: © mobiThinking

• mobiThinking note: Mobile subscriptions outnumber fixed lines 6:1 (more so in developing nations); Mobile broadband outnumbers fixed broadband 3:1. With stats like this, it is easy to see why the experts predict that mobile Web usage will overtake PC-based Web usage. This will happen more quickly in developing nations – in China and other countries it already has – where fixed Web penetration remains low. In developed nations, this will happen more slowly. IDC believes that mobile Web usage will not overtake PC Web usage in the US until 2015. Regardless of the timescale, this inevitability makes your mobile Web strategy more important than your PC Web strategy in the long term.
• See Section B: for all the stats on Mobile Web; 3G etc

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1b) Mobile subscriptions v unique mobile users

Please note that mobile subscriptions refers to the number of SIM cards being used in each country, not the number of people using a mobile device. Some people have two mobile accounts on the go at a one time, possibly in two devices, possibly in a single dual-SIM device (which are becoming increasingly common in the developing world and are forecast by Strategy Analytics to reach 20 percent of handsets by 2016).
• Wireless Intelligence (October 2012) estimates that there are 6.6 billion total connections in 2012 globally, excluding M2M. Of these it believes 10 percent are inactive, bringing the total down to 5.9 billion. Estimating that consumers use on average 1.85 SIM cards each, Wireless Intelligence concludes that unique mobile users worldwide currently stands at 3.2 billion. That means unique subscriber penetration is just 45 percent in 2012.
• Wireless Intelligence forecasts that unique mobile users will grow to 4 billion in five years.
• Ericsson (November 2012) believes global mobile penetration reached 91 percent in Q3 2012 and mobile subscriptions now total around 6.4 billion. However, the actual number of subscribers is around 4.3 billion, since many people have several subscriptions e.g. work handset, home handset, PC dongle and/or tablet. Also operators are slow to remove inactive accounts from their databases. (This is why you commonly see countries with mobile penetration above 100 percent). It should also be noted that in some developing regions, it is common for several people to share one subscription.
• Ericsson forecasts that mobile subscriptions will reach 6.6 billion at the end of 2012 and 9.3 billion in 2018.
• Ericsson forecasts that global mobile broadband subscriptions reach 1.5 billion at the end of 2012, and 6.5 billion in 2018.
• See the 100 million club for more analysis.

2) Top mobile markets: The 100 million club

There are 10 countries in the world with over 100 million mobile subscriptions, ranging from China with over a billion to Nigeria which passed the 100 million mark in August 2012. There are several countries such as Bangladesh and Mexico knocking at the door.
• The top 10 countries account for more than 55 percent of the world’s total mobile subscriptions.
• 30 percent of the world’s mobile users live in India and China. Subscriber numbers in either country dwarf the number of subscribers in third place USA.

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The 100 million club: the top 10 mobile markets by number of subscriptions
	Country	Mobile subscriptions in millions	Population in millions (source: World bank)	% of population	3G/4G subscriptions in millions	% of population	Sources (subs; 3G subs)	Last update
	World	6,835m	6,973.7m	98.0%	2,096m	30.1%	ITU Informa WCIS	Feb 2013 Dec 2012
1	China	1,155.3m	1,344.1m	85.9%	293.0m	21.8%	China Mobile; China Unicom; China Telecom	April 2013
2	India	Active: 699m; total: 906.6m	1241m	73.1%	70.6m	6%	TRAI Informa WCIS	September 2012 Dec 2012
3	United States	321.7m	311.6m	103.3%	256.0m	81%	CTIA Informa WCIS	June 2012 Dec 2012
4	Indonesia	260m	242.3m	107.3%	47.6m	19%	BuddeComm Informa WCIS	May 2012 Dec 2012
5	Brazil	259.3m	196.7m	131.8%	65.5m	33.3%	Anatel/Teleco Anatel/Teleco	Oct 2012
6	Russia	227.1m	141.9m	160%	27.0m	19%	Wireless Intelligence Informa WCIS	June 2012 Dec 2012
7	Japan	128.4m	127.8m	100.5%	104.4m (Mobile Internet subs)	81.7%	TCA TCA	October 2012
8	Pakistan	120.5m	176.7m	68.6%	N/A	N/A	PTA	Sept 2012
9	Germany	112.7m	81.7m	137.9%	53.2m	65%	Bundesnetzagentur Informa WCIS	Q1 2013 Dec 2012
10	Nigeria	Active: 106.9m; total: 143	162.5m	65.8%	10.5m	6%	NCC Informa WCIS	Sept 2012 Dec 2012
Note: Informa 3G stats are forecasted estimates for Dec 2012. Data compiled by: © mobiThinking

• See the 100 million club for more analysis.
• See mobiThinking’s guides to mobile in: Nigeria • Brazil • Japan • Germany • USA • India •

2b) Top mobile markets: China mobile subscribers by operator

Mobile subscribers in China by operator April 2013
Operator	Subscribers	3G users
China Mobile	730.5 million	120.0 million
China Unicom	254.6 million	91.9 million
China Telecom	170.2 million	81.1 million
Total	1,155.3 million	293.0 million
Sources: China Mobile; China Unicom; China Telecom		via: mobiThinking

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Further reading:
• China: 1 billion mobile subscribers, 400 million mobile Web users and No1 smartphone market
• Mobile Web overtakes PC Web in China
• The dos and don’ts of building and marketing your mobile site in China

“We had more than 425 million mobile monthly active users in December 2011. In 2011, mobile usage of Facebook increased in markets around the world, including major developed markets such as the United States where smartphone penetration grew rapidly… Improving our mobile products and increasing mobile usage of Facebook are key company priorities that we believe are critical to help us maintain and grow our user base and engagement over the long term. We expect consumers around the world will continue to increase the amount of time they spend and the information they share and consume through mobile devices.” – Facebook IPO statement (February, 2012).
• How will Facebook make money from all its mobile visitors? See: Section C: for all the stats on mobile marketing, advertising and messaging

Mobile device shipments

Today feature phones (non smartphones) outsell smartphones; and PCs and portable PCs (notebooks/laptops) both outsell tablets. In the future that is expected to change.
• What is and what isn’t a mobile, smart or connected device and which categories may or may not compete is a matter of conjecture.
• With the amount of publicity that smartphones receive companies might be forgiven for thinking that everyone has one. They majority of people don’t, and won’t for some time yet. Today feature phones still outsell smartphones, according to Gartner (February 2013) and Canalys (January 2013). Both analysts predict that marginally more smartphones will be sold in 2013 than feature phones. Canalys believes that by 2016 smartphones will outsell feature phones by a considerable margin.
• The tablet is oft touted as a replacement for the desktop or portable PC, but today both continue to outsell tablets. But Canalys (January 2013) predicts that tablets could outsell the portable PC in 2014.

Worldwide mobile device shipments in 2012 and 2016 (millions of units), according to Canalys				Smart connected device market by product category (shipments in millions), according to IDC
Type of device	2012 shipments	2016 shipments	2012-16 Growth	Type of device	2012 shipments	2012 market share
Basic phone	122.0	58.0	-17.0%	Smartphone	722.4m	60.1%
Feature phone	770.8	660.9	-3.8%	Tablet	128.3m	10.7%
Smartphone	694.8	1,342.5	17.9%	Portable PC	202m	16.8%
Tablet	114.6	383.5	35.3%	Desktop PC	148.4	12.4%
Notebook	215.7	169.1	-5.9%
Netbook	18.3	0.3	-65.4%
Total	1,936.2	2,614.2	7.8%	Total	1201.1m	100.0%
Source: © Canalys (Feb 2013) Source: © IDC (Feb 2013)
Via: © mobiThinking

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3) Mobile phone shipments

3a) There were 1.7 billion mobile phones sold in 2012, which was similar to the number sold in 2011.
• IDC (January 2013): 1.736 billion handsets were sold in 2012, up 1.2 percent compared with 2011.
• Gartner (February 2013): 1.746 billion handsets were sold in 2012, down 1.7 percent from 2011.
• Strategy Analytics (January 2013): 1.575 billion handsets were sold in 2012, up 1.9 percent compared with 2011.
• These figures include feature phones (around 59 percent of handsets sold in 2012) and smartphones (31-32 percent of handsets sold in 2011). Smartphone sales are broken out below.
• Gartner (February 2013): predicts mobile device sales will grow to reach 1.9 billion units in 2013. Smartphone sales are expected to hit 1 billion units in 2013, which means that for the first time smartphones will outsell feature phones.
• The star performer is Samsung, which accounted for more than 20-24 percent of all handsets sold in 2012 and more than 30 percent of smartphones. See: Why Samsung is number one handset/smartphone vendor: why your mobile strategy should emulate Samsung

Top ten mobile phone manufacturers in 2012 (millions of units)according to Gartner					Top five mobile phone vendors, shipments, and market share in 2012 (millions of units), according to IDC
Vendor	2012 sales	2012 market share	2011 sales	2011 market share	Vendor	2012 sales	2012 market share	2011 sales	2011 market share
Samsung	384.6	22.0%	315.1	17.7%	Samsung	406.0	23.7%	330.9	19.3%
Nokia	333.9	19.1%	422.5	23.8%	Nokia	335.6	19.6%	416.9	24.3%
Apple	130.1	7.5%	89.3	5.0	Apple	135.9	7.8%	93.1	5.4%
ZTE	67.3	3.9%	56.9	3.2%	ZTE	65.0	3.7%	69.5	4.1%
LG	58	3.3%	86.4	4.9%	LG	55.9	3.2%	88.1	5.1%
Huawei	47.3	2.7%	40.7	2.3%
TCL	37.2	2.1%	34	1.9%
BlackBerry (RIM)	34.2	2%	51.5	2.9%

Motorola	33.9	1.9%	40.3	2.3%

HTC	32.1	1.8%	43.3	2.4%
Others	587.4	33.6%	595.9	33.6%	Others	737.5	42.6%	716.8	41.8%
Total	1,746.2	100.0%	1,775.7	100%	Total	1735.9	100.0%	1715.3	100.0%
Source: © Gartner (Feb 2013)					Source: © IDC (Jan 2013)
Via: © mobiThinking

• mobiThinking note: Mobile phone sales stats are often confused with handset market penetration. The breakdown of handsets sold in a given period is not a very accurate indication of what handsets people are actually using, as most people retain the same handset for 18 months, 24 months (depending on their contract) or longer. That’s why you won’t find quarterly sales stats in the Mobile stats compendium – they can be very misleading. Yearly sales give a better indication of market penetration, but looking at sales over a two or even three year period will provide a more accurate picture.

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3b) Mobile device market penetration

In the absence of publicly available research based on sales of handsets (analysts keep this data for their paying customers) the best indication of mobile device market penetration is research based on surveys of consumers. There are no global figures – surveys are only conducted in a few of the most developed mobile markets. While survey data is useful, it should be noted that these figures are based on the responses of a few thousand people in markets of 30-330 million mobile subscribers, and thus should only be considered as estimates of market penetration.
• ComScore (Q4 2011): The top device manufacturer by market penetration in Western Europe is Nokia, in the US is Samsung and in Japan is Sharp.
• ComScore (Q4 2011) estimates that in UK and Spain smartphones now outnumber feature phones (which is remarkable considering that smartphones were 31-32 percent of handsets sold in 2011).
• Smartphone market penetration are broken out by manufacturer and operating system below.
• The estimates below are based surveys conducted ComScore in Q4 2011.

Top mobile manufacturers, by market penetration, Q4 2011, according to ComScore
	USA	Canada	Japan	Germany	UK	France	Spain	Italy
1	Samsung 25.3%	Samsung 24.3%	Sharp 24.4%	Nokia 29.1%	Nokia 24.4%	Samsung 37.9%	Nokia 40.7%	Nokia 43.8%
2	LG 20.0%	LG 18.8%	Panasonic 13.6%	Samsung 24.3%	Samsung 19.9%	Nokia 18.5%	Samsung 20.4%	Samsung 24.2%
3	Motorola 13.3%	RIM 14.8%	Fujitsu 11.5%	Sony Eric 13.5%	Apple 13.6%	Apple 10.1%	Sony Eric 8.4%	LG 7.2%

Proportion of subscribers with a smartphone, Q4 2011, according to ComScore
	41.8%	N/A	17%	37.0%	51.3%	40.0%	51.0%	43.9%
Source: ComScore (February 2012)				Survey group: 24,000			via: mobiThinking

"Mobile handsets are in an excellent position to become the primary digital channel for providers of banking and related financial services in emerging markets” – Berg Insight.

• See Section F: for all the stats and research on mobile payment, NFC, m-commerce, m-ticketing and m-coupons; and Section G: for all the stats and research on mobile financial services (MFS) and m-banking.

4a) Smartphone shipments by manufacturer

Smartphone sales showed strong growth worldwide in 2012
• IDC (January 2013): Total shipments in 2012 were 712.6 million units up 44.1 percent from 2011. This makes smartphones 41.1 percent of all handsets shipped.
• Strategy Analytics (February 2013): Total shipments in 2012 were 700.1 million units up 42.7 percent from 2011. This makes smartphones 44.5 percent of all handsets shipped.
• Gartner (February 2013): predicts that there will be close to 1 billion smartphones sold in 2013, which will mean that smartphones will outsell feature phones for the first time.
• Canalys (January 2013): predicts that 837 million smartphones will be sold worldwide in 2013. It also expects smartphone sales to surpass feature phones sales. 29 percent of smartphones sold will be sold in China. • For more on the world’s largest smartphone market, see Section 4b, below.

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Top five smartphone vendors, shipments, and market share in 2012 (millions of units), according to IDC					Top three smartphone manufacturers in 2012 (millions of units), according to Strategy Analytics
Vendor	2012 sales	2012 market share	2011 sales	2011 market share	Vendor	2012 sales	2012 market share	2011 sales	2011 market share
Samsung	215.8	30.3%	94.2	19.0%	Samsung	213.0	30.4%	97.4	19.9%
Apple	135.9	19.1%	93.1	18.8%	Apple	135.8	19.4%	93.0	19.0%
Nokia	35.1	4.9%	77.3	15.6%	Nokia	35.0	5.0%	77.3	15.8%
HTC	32.6	4.6%	43.6	8.8%
BlackBerry (RIM)	32.5	4.6%	51.1	10.3%
Others	260.7	36.5%	135.3	27.5%	Others	316.3	45.2%	222.8	45.4%
Total	712.6	100.0%	494.6	100.0%	Total	700.1	100.0%	490.5	100.0%
Source: © IDC (Jan 2013)					Source: © Strategy Analytics (Jan 2013)
Via: © mobiThinking

• mobiThinking reality check on smartphones:
The media tends to overegg the importance of smartphones and Apple in particular. Before media hype lulls you into focusing your marketing/development budget on smartphones or the Apple platform exclusively, consider this:
• 55-59 percent of handsets sold globally in 2012 were not smartphones, they were feature phones; 92 percent of all phones sold were not Apple.
• Beware of the unpredictability of the smartphone market – just two years ago in 2010, Nokia and RIM were the top two smartphone vendors sharing 50 percent of the smartphone market (see IDC’s stats, for example), in 2012 they accounted for 10 percent. In 2012, Samsung and Apple shared 50 percent of the market – but in 2014, will they still be sitting pretty? Does your mobile strategy depend on their continued dominance, or do you follow a platform-agnostic strategy i.e. mobile Web and mobile messaging?
• Smartphone sales is not the same as market penetration. Market penetration of smartphones is lower. There were 6 billion mobile subscriptions worldwide at the end of 2011 (Source: ITU). It is estimated that there are currently *only* 1 billion smartphones in use worldwide (source: Strategy Analytics October, 2012). That means only 16.7 percent of mobile subscriptions smartphones. Gartner (February 2013) forecasts that 1 billion smartphones will be sold in 2013 – even if none of these replace the previous billion (which of course they will) then smartphones would still only be one-third of mobile subscriptions. Make sure your mobile strategy includes the non-smartphone-owning majority.
• See smartphone penetration below.

4b) Top markets for smartphone sales

China is now the top market for smartphone sales, but growth is expected to be strongest in India, Indonesia, Russia and Brazil.

• China overtook the US as the largest smartphone market in Q3 2011, according to Strategy Analytics (November 2011) or Q1 2012, according to Canalys (May 2012), and has not looked back since.
• IDC (August 2012) estimates that China’s share of the global smartphone market in 2012 was 26.5 percent.
• Canalys (January 2013): predicts that 240 million smartphones will be sold in China in 2013. That is 29 percent of the 837 million smartphones Canalys expects to be sold in 2013. It is almost double the 125 million smartphones Canalys forecasts will be sold in the US in 2013.

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• IDC believes the Chinese market is being driven by sub-US$200 Android devices and expects prices to fall below $100 as competition, particularly from domestic vendors, intensifies. Canalys also believes that competitively priced handsets from local vendors will do best in China’s huge smartphone market.

• Brazil, Russia, India, China and Indonesia, collectively known as the BRICI economies are expected by IDC and Canalys to be the fast-growth smartphone markets over the next few years, as smartphone growth stagnates in developed economies (such the US and UK). IDC expects India and Brazil to catch up and overtake the UK (currently the world’s third largest smartphone market) by 2016.
• The IDC chart below does not include sales, but knowing from IDC’s year-end figures that total smartphone shipments in 2012 were 712.6 (which was in line with IDC’s expectations), you can extrapolate sales forecasts for each country in 2012 – China: 190.1 million; USA: 127.7 million; UK: 32.3 million; India: 17.9 million; Brazil: 16.5 million; rest of world: 332.9 million. N.B. The Canalys chart is not the top five, but focused on the fast-growing BRICI economies – we have included the US for comparison.

Top five markets by share of global smartphone sales 2011, 2012, and 2016 according to IDC					Smartphone sales forecasts for BRICI economies compared with US according to Canalys.
Country	2011 market share	2012 market share	2016 market share	Growth 2011-16	Country	2013 shipments	2013 market share	2012-13 growth
China	18.3%	26.5%	23.0%	26.2%	China	239.8m	28.7%	29.1
USA	21.3%	17.8%	14.5%	11.6%	USA	125m	14.9%	N/A
India	2.2%	2.5%	8.5%	57.5%	India	26.5m	3.2%	61.4%
Brazil	1.8%	2.3%	4.4%	44.0%	Russia	18.8	2.3%	30.7%
United Kingdom	5.3%	4.5%	3.6%	11.5%	Brazil	17.2	2.1%	40.0%
Rest of World	51.1%	46.4%	46.0%	18.1%	Indonesia	15.7m	1.9%	51.7%
					Grand total	837.0m	100%	22.5%
Source: © IDC (Aug 2012)					Source: © Canalys (January 2013)
Via: © mobiThinking

4c) Smartphone shipments by operating system market share

Android is the dominant operating system for new smartphones sold in 2012.
• IDC (February 2013): 68.8 percent of smartphones shipped in 2012, shipped with Google’s free Android OS. That is more than three times the number shipped with Apple’s iOS (18.8 percent) and dwarfs BlackBerry OS (4.5 percent) and Nokia’s Symbian (3.3 percent).

• In 2016, IDC (Dec 2012) predicts that market shares will look pretty similar to 2012, except for the rapid rise of Windows to take 11.4 percent of the market.
• IDC does not expect the new Linux-based, Web friendly smartphone operating systems including Tizen (Samsung, Intel etc), Firefox (Mozilla) and SailFish (Jolla) to make significant inroads into the market. Other analysts reserve judgment.
• Canalys (February 2013): Android powered 68 percent of smartphones sold in 2012. Canalys predicts that Android will peak in 2013 with 71 percent, declining to 66 percent in 2016.

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Global smartphone operating system share in 2012 and 2016, according to IDC					Global smartphone operating system share in 2012, 2013 and 2016, according to Canalys
Operating System	2012 sales (millions)	2012 market share	2016 market share	2012-16 Growth	Operating System	2012 market share	2013 market share	2016 market share
Android	497.1m	68.8%	63.8%	16.3%	Android	68%	71%	66%
iOS	135.9m	18.8%	19.1%	18.8	iOS	20%	N/A	N/A
BlackBerry OS	32.5m	4.5%	4.1%	14.6%	BlackBerry OS	5%	N/A	N/A
Symbian	23.9m	3.3%	N/A	N/A
Windows Phone	17.9m	2.5%	11.4%	71.3
Linux	N/A	2.0%	1.5%	10.5%
Others	15.1m	2.1%	0.1%	N/A>
Total	722.4m	100.0%	100.0%	100.0%	Total	100.0%	100.0%	100.0%
Source: © IDC (Feb 2013); IDC (Dec 2012)						Source: © Canalys (Feb 2013)
Via: © mobiThinking

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5) Smartphone market penetration

The number of smartphones in use worldwide has now broken the 1 billion mark. With the ITU, estimating global mobile subscriptions at 6 billion at the end of 2011, mobiThinking calculates that global smartphone penetration is now 16.7 percent.
• Strategy Analytics (October, 2012) calculates that at the end of Q3, 2012 the number of smartphones in use worldwide reached 1.038 billion units. This time last year there were 708 million smartphones in use worldwide. That’s 46.6 percent growth rate in a year. But growth hasn’t always been that strong.
• It has taken 16 years for smartphone penetration to reach 1 billion. The first major smartphone is commonly accepted to be the Nokia Communicator in 1996 - 11 years before Apple’s iPhone. But Strategy Analytics believes that it will only take three years to achieve the next billion.
• Android and Apple iOS combined will account for the significant majority of the global smartphone installed base in 2012. The former top smartphone operating system Symbian continues to decline, following Nokia’s shocking decision to dump the OS in favor of Microsoft in early 2011.
• Ericsson (November 2012) forecasts smartphone subscriptions worldwide will be 1.1 billion by the end of 2012 growing to 3.3 billion in 2018. Over that time the majority of mobile subscriptions will be for feature phones. Feature phones (and inactive) subscriptions will remain at around 5 billion in the coming years.

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5b) Smartphone market penetration by manufacturer and operating system

Data on smartphone penetration by country, by manufacturer or operating system is not freely available from research analysts (they save this for their paying customers). However data from surveys conducted by ComScore suggest that in some developed markets smartphone penetration in some countries is much higher than the global average:
• ComScore (Q4 2011): In Western Europe smartphone penetration is 44.0 percent. In the US smartphone penetration is 41.8 percent. In the Japan smartphone penetration is 17 percent. The Android operating system leads in Western Europe (31.2 percent), just ahead of Nokia’s Symbian, US (47 percent) and Japan (60.5 percent), considerably ahead of Apple’s iOS in all three markets.
• The estimates below are based surveys conducted ComScore in Q4 2011.

Smartphone market penetration by manufacturer and by operating system, Q4 2011, according to ComScore
	USA	Canada	Japan	Germany	UK	France	Spain	Italy
Proportion of subscribers with a smartphone, Q4 2011
	41.8%	N/A	17%	37.0%	51.3%	40.0%	51.0%	43.9%

Top smartphone manufacturers, by market penetration, Q4 2011
1	Apple 29.6%	RIM 32.6%	Apple 33.6%	Nokia 25.1%	Apple 26.4%	Samsung 27.3%	Nokia 37.2%	Nokia 51.7%
2	RIM 16.0%	Apple 31.2%	Sharp 27.7%	Apple 22.2%	HTC 18.5%	Apple 25.2%	Samsung 17.9%	Apple 15.8%
3	HTC 14.6%	Samsung 11.0%	Sony Eric 12.8%	Samsung 20.3%	RIM 18.3%	Nokia 15.8%	Apple 11.5%	Samsung 14.1%

Smartphone operating system market share, December 2011
1	Android 47%	RIM 32.6%	Android 60.5%	Android 33.6%	Android 36.6%	Android 35.4%	Symbian 40.4%	Symbian 52.8%
2	IOS 30%	IOS 31.2%	IOS 33.6%	Symbian 28.4%	IOS 26.4	IOS 25.2%	Android 32.1%	Android 17.9%
3	RIM 16%	Android 27.8%	Microsoft 5.4%	IOS 22.2%	Symbian 14.5%	Symbian 17.0%	IOS 11.5%	IOS 15.8%
Source: ComScore (February 2012)				Survey group: 24,000			via: mobiThinking

• mobiThinking note: While survey data is useful, it should be noted that these figures are based on the responses of a few thousand people in markets of 30-330 million mobile subscribers, and thus should only be considered as estimates of market penetration.
• mobiThinking note: The most remarkable statistic here (if correct) is the relatively low penetration of smartphones in Japan, a market with some of the highest mobile Web usage in the world. This shatters the misconception that you need a smartphone to access the mobile Web. Companies ignore feature phone users at their peril.
• See Section B: for all the stats on mobile Web, 3G etc.
• mobiThinking note: Smartphone penetration in the UK and Spain seems remarkably high, considering that smartphones were only 35 percent of handsets sold globally in 2011 and considerably less in 2010.

COMPETITION AND COMPETITIVE STRATEGY

Competition within the mobile app industry is intense. We believe there is no one app on the market that allows existing cellular phone users to get notifications when a better cellular plan is available according to their individual choices. Although we couldn’t find iPhone app that do that, there are many websites that offer similar service of cellular phone plan comparison.

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Many of our competitors have longer operating histories, greater financial, sales, marketing and technological resources and longer established client relationships than we do. However, we believe that UPM all-in-one bundle and relatively low price point of $1.99 (flat rate) will differentiate us from the competitors listed below:

Whistle Out (www.whistleout.com) -

MARKETING & SALES STRATEGY

We plan for our app to be marketed on five fronts:

* Social Media: We intend to spread word of UPM through popular social network platforms such as Twitter, Facebook, MySpace, blogs etc. We will create forums for users to engage with and support our product, such as a facebook fan page, blog entries and tweets that followers can re-post or link to.

* App review websites: Send out promo keys to app review websites and blogs such as www.appvee.com, www.androinica.com, www.techcrunch.com and www.macworld.com.

* "Send-it-to-your-friend" linkage: UPM standard "send it to your friend" link will enable for consumers to send it to their colleagues or recommend it for download.

* Advertising: We plan to advertise on mobile ad networks, such as Admob, Quattro, and Millenial Media. Mobile ad networks can target users by country, device, and category. We have budgeted $5,000 for this purpose assuming we are able to raise at least $39,100 gross in this Offering.

* Press Releases: We will send out a press release in order get UPM noticed by the traditional media - newspapers and magazines.

Employees

As of August 16, 2013, we had no employees with the company’s work being done by management.

Description of Property

We currently utilize office space at 153 W. Lake Mead #2240, Henderson, NV 89015, as our corporate registered office at a cost of $150 per year. Most of the company’s business is undertaken at the homes of the officers and directors and such space is provided free of charge. We believe these facilities are in good condition, but that we may need to expand our leased space as our expansion efforts increase.

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MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with (i) our audited financial statements as of May 31, 2013 that appear elsewhere in this registration statement. This registration statement contains certain forward-looking statements and our future operating results could differ materially from those discussed herein. Certain statements contained in this discussion, including, without limitation, statements containing the words "believes", "anticipates," "expects" and the like, constitute "forward - looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act). However, as we will issue ―penny stock, as such term is defined in Rule 3a51-1 promulgated under the Exchange Act, we are ineligible to rely on these safe harbor provisions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. We disclaim any obligation to update any such factors or to announce publicly the results of any revisions of the forward -looking statements contained herein to reflect future events or developments. For information regarding risk factors that could have a material adverse effect on our business, refer to the Risk Factors section of this prospectus beginning on page 4.

 PLAN OF OPERATION

We are in the development stage of developing and commercializing an independent and unbiased mobile app that enables consumers to find the best cellular rate plan for their need and getting real-time notifications when a new cellular plan is available.

Our goal is to help consumers to keep track on new cellular plans from different cellular carriers, locate the closest phone dealer their your area, find the best cellular phone plan that fit their needs.

Our goals over the next 12 months are to:

Goal 1: Create an iPhone Application

● Allows users to pick the service providers they want to get notifications from.

● Allows users to pick their existing rate plan.

● Allows users to enter their plan details: Mins, Data.

● Sends notifications to users showing that there is a better plan available

● Lets users see a list of plans that are considered better than their existing plans

● Lets the users call the phone service providers from the app.

Goal 2: Create a web portal for creating, editing, saving the plans & supporting the iOS App

● Allows site admins to login and make changes

● Allows site admins to create new plans for different service providers

● Allows site admins to rank plans by minutes

● Allows site admins to rank plans by data

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● Keeps record of all the users who have signed up and their plans and their preferences (data vs mins)

● Generates push notifications based on whether the plan is better than app user’s current plan

● Create a simple algorithm that decides if the plan is better based on mins & data entered

Our current business objectives are:

* To become a recognized brand of an unbiased mobile app that finds the best deal available.

* to execute our marketing plan and to create interest in our app;

ACTIVITIES TO DATE

We were incorporated in Nevada on April 20, 2013. We are a development stage company that only recently commenced with its business operations and we currently have no revenue and no significant assets. Our executive offices are located at 153 W. Lake Mead #2240, Henderson, NV 89015. The office is a location at which the Company receives mail, has office services and can hold meetings. Our officers, Yousef Dasuka and Mahmoud Dasuka work on Company business from their respective residences in Israel.

MILESTONES

Below is a brief description of our planned activities, which we expect to commence immediately after the offering is completed and the proceeds have been received and accepted.

MONTHS 1 TO 3

The anticipated activities undertaken during months 1 to 3 following the completion of this offering assume that we will be able to raise at least $40,000 gross in this Offering or through other financing means. If we are not able to raise sufficient capital, we will scale our business development accordingly. There can be no assurance that we will be able to raise the required $50,000, or any funds at all, to implement our business plan as laid out below.

During the first three months, we plan to:

REQUIREMENTS & UX DESIGN

Our management team will work with a third-party Web development company to gather the requirements and agree on the UX (User Experience) options using wire-framing techniques. Once the UX design was defined , it will be developed into a UI (User Interface) design. Once the UX & UI are complete, it will be passed on to the development team. Outcome of this phase will be a complete design for the iPhone Application.

MONTHS 4 TO 6

During the following three months, we expect to achieve the following:

* Development of UPM;

The third-part Web development company will build the admin web portal using .Net technology. The iPhone Application will be built using native objective-C code. Android Application will be built using native java code. Once the architecture has been finalized, the development of the iPhone application and the admin web portal will occur in parallel.

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MONTHS 7 TO 12

● TESTING /DEPLOYMENT

MONTHS 7 TO 12

During the following six months, we expect to achieve the following:

* Correct any detected discovered defects;

* Submission of UPM to the App Store;

* Promote UPM to freelancers and small sized businesses.

* Support multi-user.

iPhone application will be tested on an iPhone 5. Once satisfied, app will be released in the app store and will be made available to download.

App Store Submission: The software developer will facilitate the App Store submission process and manage approval issues. Once submitted Apple will review the application to ensure the application is reliable and is free of explicit and offensive material. We expect to be completed by the end of month 8 after defects have been fixed. Once submitted to the App Store we expect the review process to take 3-4 weeks.

Promote UPM: If we are not able to raise $50,000 gross from this Offering we do not anticipate spending any money on the promoting of UPM. We will then promote UPM in free venues: we will submit a description of UPM to app review website, promote it on our own website and on Twitter and Facebook this task will be performed by our management. If we are able to raise 50,000 gross we have budgeted $4,000 to place advertisements on mobile ad networks. The mobile ad networks can target users by different criteria, our target market is existing cell phone users.

Liquidity and Capital Resources

At May 31, 2013 we had $5,000 in current assets consisting solely of cash. Current liabilities at May 31, 2013 totaled $0.

We have no material commitments for the next twelve months, aside from independent contractor fees. We will however require additional capital to meet our liquidity needs. Currently the Company has determined that its anticipated monthly cash flow needs should not exceed of $20,000 for the first 6 months. Expenses are expected to increase in the first half of 2014 due to a projected need to increase personnel. We anticipate that we will receive sufficient proceeds from investors through this offering, to continue operations for at least the next twelve months; however, there is no assurance that such proceeds will be received and there are no agreements or understandings currently in effect from any potential investors. It is anticipated that the company will receive revenues from operations in the coming year, however, since the Company has made no revenues to date, it is difficult to anticipate what those revenues might be, if any, and therefore, management has assumed for planning purposes only that it may need to sell common stock, take loans or advances from officers, directors or shareholders or enter into debt financing agreements in order to meet our cash needs over the coming 12 months.

If the Company raises 25% of the proceeds, marketing efforts will be at a minimum and the Company anticipates that it will be approximately 12 months prior to the Company being able to generate a net profit. . If the Company raises 50% of the proceeds, marketing efforts will be at a medium level and the Company anticipates that it will be approximately 10 months prior to the Company being able to generate a net profit. . If the Company raises 75% of the proceeds, marketing efforts will be at a medium/high level and the Company anticipates that it will be approximately 8 months prior to the Company being able to generate a net profit. . If the Company raises 100% of the proceeds, marketing efforts will be at a maximum level under the business plan and the Company anticipates that it will be approximately 6 months prior to the Company being able to generate a net profit.

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Results of Operations

We did not generate any revenue from April 20, 2013 (inception) to May 31, 2013. For the period from inception (April 20, 2013) to May 31, 2013 our expenses were $6,500. Expenses consisted of professional fees of $6,100. As a result, we have reported a net loss of $6,500 for the period ended May 31, 2013.

The Company’s revenues are expected to be derived primarily from sales of the Company’s apps. The Company has suffered operating losses since its inception, primarily as a result of start up costs including professional fees.

Going Concern

The future of our company is dependent upon its ability to obtain financing and upon future profitable operations.. Management has plans to seek additional capital through a private placement and public offering of its common stock if necessary. These conditions raise substantial doubt about our company's ability to continue as a going concern.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Critical Accounting Policies

Our financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

We regularly evaluate the accounting policies and estimates that we use to prepare our financial statements. In general, management's estimates are based on historical experience, on information from third party professionals, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management.

Cash and Cash Equivalents. The Company considers all highly liquid short-term investments with maturities of less than three months when acquired to be cash equivalents.

Loss Per Common Share. Basic net loss per share is calculated by dividing the net loss by the weighted - average number of common shares outstanding for the period, without consideration for common stock equivalents

OUR MANAGEMENT

Directors, Executive Officers, Promoters and Control Persons

Directors, Executive Officers

Name	Age	Position
Yousef Dasuka	28	Chairman of the Board, President
Mahmoud Dasuka	25	Secretary, Treasurer, Director

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Mr. Yousef Dasuka

Mr. Yousef Dasuka is our President, CEO and a Director. He has served in these capacities since we were incorporated on March 19, 2013. He received an industrial engineering and management Diploma from the College Academy of Netanya, Israel in 2005 and a Director of Sales Certificate from the University of Haifa, Israel in 2006. From 2007 to 2008 he worked for DSNR Ltd, a digital marketing and business development in the internet environment, in the customer service department. From 2008 to 2010 he worked for RE - Marc advanced outsourcing solutions Ltd., who specializes in providing outsourcing services in the field of telemarketing. He was trained as a telemarketer and perform calls to customers to offer products and services. Since 2010 he has been working for HOT, a communication company in Israel that offers customers a variety of communication services, including multi-channel television, fast internet infrastructure and mobile phone service. He is a field sales representative, his dutes includes working outside the office environment sourcing potential customers and maximising the sales of the company’s products and services, cold calling an scheduling meetings with potential customers.

These experiences, qualifications and attributes have led to our conclusion that Mr. Dasuka should be serving as a member of our Board of Directors in light of our business and structure

Mr. Mahmoud Dasuka

Mr. Mahmoud Dasuka is our Secretary, Treasurer and a Director. He has served in these capacities since we were incorporated on March 19, 2013. Since 2007 Mr. Dasuka has been working for is a leading Israeli provider of telecommunications services (cellular, fixed-line telephony and internet services) under the orange™ brand. Partner provides a broad range of high-standard services to over 3 million cellular customers, representing a market share of approximately 32%. His duties include attracting potential customers, suggesting information about products and services, opening customer accounts by recording account information and maintaining customer records. Between 2008 and 2009 he took sales and marketing courses such as customer behavior, advertising and public relations and salesmanship. These experiences, qualifications and attributes have led to our conclusion that Mr. Dasuka should be serving as a member of our Board of Directors in light of our business and structure.

Each officer will devote approximately 10 hours per week to the company.

Family Relationships. The officers and directors are brothers.

Code of Conduct and Ethics. We have adopted a code of business conduct and ethics that applies to our directors, officers and all employees. The code of business conduct and ethics may be obtained free of charge by writing to UpperSolution.com, Attn: Chief Financial Officer, 153 W. Lake Mead #2240, Henderson, NV 89015.

Executive Compensation

Summary Compensation Table. The following table sets forth certain information concerning the annual and long-term compensation of our Chief Executive Officer and our other executive officers during the last fiscal year for the last two fiscal years.

			(a)	(b)	(c)
Name and Principal Position	Year	Salary*	Bonus	Option Awards	All Other Compensation	Total Compensation
Yousef Dasuka	2013	$0	$0	$0	$0	$0
Chairman of the Board, CEO	2012	$0	$0	$0	$0	$0
President

Mahmoud Dasuka	2013	$0	$0	$0	$0	$0
Secretary, Treasurer, CFO, CAO	2012	$0	$0	$0	$0	$0

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Outstanding Equity Awards at Fiscal Year End. There were no outstanding equity awards as of May 31, 2013.

Compensation of Non-Employee Directors. We currently have no non-employee directors and no compensation was paid to non-employee directors in the period ended May 31, 2013. We intend during 2013 to identify qualified candidates to serve on the Board of Directors and to develop a compensation package to offer to members of the Board of Directors and its Committees.

Audit, Compensation and Nominating Committees

As noted above, we intend to apply for listing our common stock on the OTC Electronic Bulletin Board, which does not require companies to maintain audit, compensation or nominating committees. Considering the fact that we are an early stage company, we do not maintain standing audit, compensation or nominating committees. The functions typically associated with these committees are performed by the entire Board of Directors which currently consists of one member who is not considered independent.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Principal Stockholders, Directors, Nominees and Executive Officers and Related Stockholder Matters

The following table sets forth, as of May 31, 2013, certain information with respect to the beneficial ownership of shares of our common stock by: (i) each person known to us to be the beneficial owner of more than 5 percent of our outstanding shares of common stock, (ii) each director or nominee for director of our Company, (iii) each of the executives, and (iv) our directors and executive officers as a group. Unless otherwise indicated, the address of each shareholder is c/o our company at our principal office address:

	Number of Shares	Percent of
Beneficial Owner	Beneficially Owned (*)	Class (**)
Yousef Dasuka	5,750,000	50%
Mahmoud Dasuka	5,750,000	50%
All directors and officers as a group (2 persons)	11,500,00	100%

(*) Beneficial ownership is determined in accordance with the rules of the SEC which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities. Unless otherwise indicated, voting and investment power are exercised solely by the person named above or shared with members of such person’s household.

(**) Percent of class is calculated on the basis of the number of shares outstanding on May 31, 2013(11,500,000).

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

It is our practice and policy to comply with all applicable laws, rules and regulations regarding related person transactions, including the Sarbanes-Oxley Act of 2002. A related person is an executive officer, director or more than 5% stockholder of UpperSolution.com, including any immediate family members, and any entity owned or controlled by such persons. Our Board of Directors (excluding any interested director) is charged with reviewing and approving all related-person transactions, and a special committee of our Board of Directors is established to negotiate the terms of such transactions. In considering related-person transactions, our Board of Directors takes into account all relevant available facts and circumstances.

On or about May 20, 2013,Mahmoud Dasuka and Yousef Dasuka each purchased 5,750,000 common share of the company’s common stock for $5,750 each or $0.001 per share. These shares were exempt from registration under Section 4(2) of the Securities Act of 1933 as there was no solicitation and both officers and directors were in possession of full information about the registrant.

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Director Independence

Our Board of Directors has adopted the definition of “independence” as described under the Sarbanes Oxley Act of 2002 (Sarbanes-Oxley) Section 301, Rule 10A-3 under the Securities Exchange Act of 1934 (the Exchange Act) and NASDAQ Rules 4200 and 4350. Our Board of Directors has determined that its member does not meet the independence requirements.

DESCRIPTION OF CAPITAL STOCK

Authorized and Issued Stock
	Number of Shares at May 31, 2013
Title of Class	Authorized	Outstanding

Common stock, $0.001 par value per share	75,000,000	11,500,000

Common stock

Dividends. Each share of common stock is entitled to receive an equal dividend, if one is declared, which is unlikely. We have never paid dividends on our common stock and do not intend to do so in the foreseeable future. We intend to retain any future earnings to finance our growth. See Risk Factors.

Liquidation. If our company is liquidated, any assets that remain after the creditors are paid, and the owners of preferred stock receive any liquidation preferences, will be distributed to the owners of our common stock pro-rata.

Voting Rights. Each share of our common stock entitles the owner to one vote. There is no cumulative voting. A simple majority can elect all of the directors at a given meeting and the minority would not be able to elect any directors at that meeting.

Preemptive Rights. Owners of our common stock have no preemptive rights. We may sell shares of our common stock to third parties without first offering it to current stockholders.

Redemption Rights. We do not have the right to buy back shares of our common stock except in extraordinary transactions such as mergers and court approved bankruptcy reorganizations. Owners of our common stock do not ordinarily have the right to require us to buy their common stock. We do not have a sinking fund to provide assets for any buy back.

Conversion Rights. Shares of our common stock cannot be converted into any other kind of stock except in extraordinary transactions, such as mergers and court approved bankruptcy reorganizations.

Nevada Anti-Takeover Laws

Some features of the Nevada Revised Statutes (NRS), which are further described below, may have the effect of deterring third parties from making takeover bids for control of our company or may be used to hinder or delay a takeover bid. This would decrease the chance that our stockholders would realize a premium over market price for their shares of common stock as a result of a takeover bid.

Acquisition of Controlling Interest. The Nevada Revised Statutes contain a provision governing Acquisition of Controlling Interest. This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition act provides that a person or entity acquires control shares whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges:

(a) 20 to 33 1/3%,

(b) 33 1/3 to 50%, or

(c) more than 50%.

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A control share acquisition is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the articles of incorporation or bylaws of the corporation. Our articles of incorporation and bylaws do not exempt our common stock from the control share acquisition act.

The control share acquisition act is applicable only to shares of “Issuing Corporations” as defined by the act. An “Issuing Corporation” is a Nevada corporation, which:

(a) has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Nevada; and

(b) does business in Nevada directly or through an affiliated corporation.

At this time, we do not have 100 stockholders of record resident of Nevada nor do we do business in Nevada directly or through an affiliated corporation. Therefore, the provisions of the control share acquisition act do not apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply to us, the provisions of the control share acquisition act may discourage companies or persons interested in acquiring a significant interest in or control of our company, regardless of whether such acquisition may be in the interest of our stockholders.

Combination with Interested Stockholder. The Nevada Combination with Interested Stockholders Statute may also have an effect of delaying or making it more difficult to effect a change in control of our company. This statute prevents an interested stockholder and a resident domestic Nevada corporation from entering into a combination, unless certain conditions are met. The statute defines combination to include any merger or consolidation with an interested stockholder, or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an interested stockholder having:

(a) an aggregate market value equal to 5 percent or more of the aggregate market value of the assets of the corporation;

(b) an aggregate market value equal to 5 percent or more of the aggregate market value of all outstanding shares of the corporation; or

(c) representing 10 percent or more of the earning power or net income of the corporation.

An interested stockholder means the beneficial owner of 10 percent or more of the voting shares of a resident domestic corporation, or an affiliate or associate thereof. A corporation affected by the statute may not engage in a combination within three years after the interested stockholder acquires its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares. If approval is not obtained, then after the expiration of the three -year period, the business combination may be consummated with the approval of the board of directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of:

(a) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he became an interested stockholder, whichever is higher;

(b) the market value per common share on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher; or

(c) if higher for the holders of preferred stock, the highest liquidation value of the preferred stock.

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Limitations on Stockholder Actions

Chapter 78 of the Nevada Revised Statutes ("NRS") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he is not liable pursuant to NRS Section 78.138 or acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. NRS Chapter 78 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he is not liable pursuant to NRS Section 78.138 or acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court or other court of competent jurisdiction in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court or other court of competent jurisdiction shall deem proper.

Our bylaws provide that it may indemnify its officers, directors, agents and any other persons to the fullest extent permitted by the NRS.

PLAN OF DISTRIBUTION

We may sell the shares of our common stock subject to this prospectus from time to time in any manner permitted by the Securities Act, including any one or more of the following ways:

● directly to investors;

● to investors through agents;

● to dealers; and/or

The offering will be open for 180 days.

The shares shall be sold only in the state of Israel with sales only to qualified purchasers.

The distribution of the shares of common stock may be effected from time to time in one or more transactions:

● at a fixed price or prices, which may be changed;

● at market prices prevailing at the time of sale;

● at prices related to such prevailing market prices; or

● at negotiated prices.

Any of the prices may represent a discount from prevailing market prices.

35

Shares of common stock sold pursuant to the registration statement of which this prospectus is a part may not be listed or traded on any exchange or automated quotations system, but may be listed on the OTC Electronic Bulletin Board. The Bulletin Board is a quotation service, not an issuer listing service, market or exchange; and a market maker, not the company, must file an application to have the company’s common stock quoted on the OTCBB. The company may not be successful in securing a market maker to do so.

To comply with applicable state securities laws, the shares offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, shares may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

How to Invest :

Subscriptions for purchase of shares offered by this prospectus can be made by completing, signing and delivering to us, the following:

1) an executed copy of the Subscription Agreement, available from the company; and

2) a check payable to the order of UpperSolution.com in the amount of $0.02 for each share you want to purchase.

 OTC Electronic Bulletin Board Considerations

We intend to apply to have our stock traded on the OTC Electronic Bulletin Board. The OTC Electronic Bulletin Board is separate and distinct from the NASDAQ stock market and other stock exchanges. NASDAQ has no business relationship with issuers of securities quoted on the OTC Electronic Bulletin Board. The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTC Electronic Bulletin Board. The Bulletin Board is a quotation service, not an issuer listing service, market or exchange; and a market maker, not the company, must file an application to have the company’s common stock quoted on the OTCBB. The company may not be successful in securing a market maker to do so.

Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the OTC Electronic Bulletin Board has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files. The FINRA cannot deny an application by a market maker to quote the stock of a company. The only requirement for inclusion in the OTC Electronic Bulletin Board is that the issuer be current in its reporting requirements with the SEC.

Investors must contact a broker-dealer to trade OTC Electronic Bulletin Board securities. Investors do not have direct access to the bulletin board service. For bulletin board securities, there only has to be one market maker.

Bulletin board transactions are conducted almost entirely manually. Because there are no automated systems for negotiating trades on the bulletin board, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders — an order to buy or sell a specific number of shares at the current market price — it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution.

Because bulletin board stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities.

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DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Section 78.138 of the NRS (“Section 78.138”) provides that directors and officers of Nevada corporations may, under certain circumstances, be indemnified against expenses (including attorneys‟ fees) and other liabilities actually and reasonably incurred by them as a result of any suit brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. Section 78.138 also provides that directors and officers may also indemnified against expenses (including attorneys‟ fees) incurred by them in connection with a derivative suit if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable to the corporation.

Article XI, Section 43 of our bylaws contains provisions which require that our company indemnify its officers, directors, employees and agents, in substantially the same language as Section 78.7502.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a directors, officers or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

LEGAL OPINION

The validity of the shares offered hereby has been passed upon for us by Harold P. Gewerter, Esq.

EXPERTS

The financial statements included in this prospectus for the period from inception (April 20, 2013) and ended May 31, 2013 have been audited by Goldman Accounting Services CPA, PLLC, an independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No experts or counsel to the company have any shares or other interests in UpperSolution.com

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ADDITIONAL INFORMATION

Upon the filing of a Form 8A, we will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and will file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549 and at the SEC’s regional offices located at the Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 233 Broadway, New York, New York 10279. You can obtain copies of these materials from the Public Reference Section of the SEC upon payment of fees prescribed by the SEC. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1 - 800-SEC-0330. The SEC’s Web site contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of that site is http://www.sec.gov.

We have filed a Registration Statement on Form S-1 with the SEC under the Securities Act of 1933, as amended, with respect to the securities offered in this prospectus. This prospectus, which is filed as part of a Registration Statement, does not contain all of the information set forth in the Registration Statement, some portions of which have been omitted in accordance with the SEC’s rules and regulations. Statements made in this prospectus as to the contents of any contract, agreement or other document referred to in this prospectus are not necessarily complete and are qualified in their entirety by reference to each such contract, agreement or other document which is filed as an exhibit to the Registration Statement. The Registration Statement may be inspected without charge at the public reference facilities maintained by the SEC, and copies of such materials can be obtained from the Public Reference Section of the SEC at prescribed rates.

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PART I — FINANCIAL INFORMATION

39

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

UpperSolution.com

(A Development Stage Company)

We have audited the accompanying balance sheet of UpperSolution.com (A Development Stage Company) (the “Company”) as of May 31, 2013, and the related statements of operations, stockholders’ equity and cash flows for the period from April 20, 2013 (inception) through May 31, 2013. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of UpperSolution.com. as of May 31, 2013, and the results of its operations and its cash flows for the period from April 20, 2013 (inception) through May 31, 2013, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note B to the financial statements, the Company is a development stage company with the principal business objective of developing and marketing software application. There is substantial doubt about the Company’s ability to continue as a going concern because of the Company’s uncertainty to raise capital and the uncertainty of management’s ability to execute on its business plan. Management’s plans concerning these matters are also described in Note B. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

/s/ Goldman Accounting Services CPA, PLLC

Goldman Accounting Services CPA, PLLC

Suffern, NY

August 14, 2013

F-1

UpperSolution.com
(A Development Stage Enterprise)
Balance Sheets

May 31,
2013
ASSETS

Current assets
Cash	$5,000
Total current assets	5,000

Total assets	$5,000

LIABILITIES AND STOCKHOLDERS' EQUITY

Currnet liabilities
Accounts payable	$—
Total liabilities (All Current)	—

Stockholders' Equity
Common Stock: $0.001 par value, 75,000,000 shares authorized, 11,500,000 shares issued and outstanding as of May 31, 2013	11,500
Additional paid in capital	—
Deficit accumulated during the development stage	(6,500)
Total stockholders' equity	5,000

Total liabilities and stockholders' equity	$5,000

See accompanying notes to financial statements

F-2

UpperSolution.com
(A Development Stage Enterprise)
Statement of Operations

For the Period from Inception on April 20, 2013 to May 31, 2013

Revenue	$—

Expenses
General and administrative	400
Professional fees	6,100
Total expenses	6,500

Net loss	$(6,500)

Basic and diluted loss per common share	$0

Weighted average shares outstanding	11,500,000

See accompanying notes to financial statements

F-3

Uppersolution.com
(A Development Stage Enterprise)
Statement of Changes in Stockholders' Equity

	Common Stock		Additional	Accumulated Deficit	Total
	Shares	Amount	Paid In Capital
Balance, April 20, 2013 (Inception)	—	$—	$—	$—	$—
Common stock issued for cash	11,500,000	11,500	—	—	11,500
Net Loss, Period May 31, 2013	—	—	—	(6,500)	(6,500)
Balance, May 31, 2013	11,500,000	11,500	—	(6,500)	5,000

See accompanying notes to financial statements

F-4

UpperSolution.com
(A Development Stage Enterprise)
Statements of Cash Flows

For the Peroid from
April 20, 2013 (Inception)
to May 31, 2013
Cash flows from operating activities
Net loss	$(6,500)
Adjustments to reconcile net income to net
cash used by operating activities
Accounts payable	—
Net cash used in operating activities	(6,500)

Cash flows from investing activities	—

Cash flows from financing activities
Proceeds from issuance of common stock	11,500
Net cash provided by financing activities	11,500

Net change in cash	5,000

Cash at beginning of period	—

Cash at end of period	$5,000

Supplemental cash flow Information:
Cash paid for interest	$—
Cash paid for income taxes	$—

See accompanying notes to financial statements

F-5

UpperSolution.com

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

For the Inception Period from April 20, 2013 to May 31, 2013

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of significant accounting policies of UpperSolution.com (A Development Stage Company) (the Company) is presented to assist in understanding the Company’s financial statements. The accounting policies presented in these footnotes conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the accompanying financial statements. These financial statements and notes are representations of the Company’s management who are responsible for their integrity and objectivity. The Company has not realized revenues from its planned principal business purpose and is considered to be in its development state in accordance with ASC 915, “Development Stage Entities”, formerly known as SFAS 7, “Accounting and Reporting by Development State Enterprises.”

Organization, Nature of Business and Trade Name

UpperSolution.com (the Company) was incorporated in the State of Nevada on April 20, 2013. UpperSolution.com is a development stage company with the principal business objective of developing and marketing apps.

Basis of Presentation

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported period. Actual results could differ from those estimates. Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud. The Company’s system of internal accounting control is designed to assure, among other items, that (1) recorded transactions are valid; (2) all valid transactions are recorded and (3) transactions are recorded in the period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the company for the respective periods being presented.

Use of Estimates

The preparation of financial statements in accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  A change in managements’ estimates or assumptions could have a material impact on UpperSolution.com’s financial condition and results of operations during the period in which such changes occurred. Actual results could differ from those estimates. UpperSolution.com’s financial statements reflect all adjustments that management believes are necessary for the fair presentation of their financial condition and results of operations for the periods presented.

Capital Stock

The Company has authorized seventy-five million (75,000,000) shares of common stock with a par value of $0.001. Currently, there were eleven million five hundred thousand (11,500,000) shares of common stock have been issued and outstanding as of May 31, 2013.

Income Taxes

The Company recognizes the tax effects of transactions in the year in which such transactions enter into the determination of net income, regardless of when reported for tax purposes.

F-6

Basic and Diluted Net Loss Per Share

Net loss per share is calculated in accordance with Codification topic 260, “Earnings Per Share” for the periods presented. Basic net loss per share is computed using the weighted average number of common shares outstanding. Diluted loss per share has not been presented because there are no dilutive items. Diluted earnings loss per share is based on the assumption that all dilutive stock options, warrants, and convertible debt are converted or exercised by applying the treasury stock method. Under this method, options and warrants are assumed exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period. Options, warrants and/or convertible debt will have a dilutive effect, during periods of net profit, only when the average market price of the common stock during the period exceeds the exercise or conversion price of the items.

Recently Issued Accounting Pronouncements

Management believes recently issued accounting pronouncements will have no impact on the financial statements of the Company.

NOTE B – GOING CONCERN

The Company's financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company does not have significant cash or other current assets, nor does it have an established source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern.

Under the going concern assumption, an entity is ordinarily viewed as continuing in business for the foreseeable future with neither the intention nor the necessity of liquidation, ceasing trading, or seeking protection from creditors pursuant to laws or regulations. Accordingly, assets and liabilities are recorded on the basis that the entity will be able to realize its assets and discharge its liabilities in the normal course of business.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plan described in the Business paragraph and eventually attain profitable operations. The accompanying financial statements do not include any adjustments that may be necessary if the Company is unable to continue as a going concern.

During the next year, the Company’s foreseeable cash requirements will relate to continual development of the operations of its business, maintaining its good standing and making the requisite filings with the Securities and Exchange Commission, and the payment of expenses associated with research and development. The Company may experience a cash shortfall and be required to raise additional capital.

Historically, it has mostly relied upon internally generated funds and funds from the sale of shares of stock and from acquiring loans to finance its operations and growth. Management may raise additional capital through future public or private offerings of the Company’s stock or through loans from private investors, although there can be no assurance that it will be able to obtain such financing. The Company’s failure to do so could have a material and adverse affect upon it and its shareholders.

In the past year, the Company funded operations by using cash proceeds received through the issuance of common stock. For the coming year, the Company plans to continue to fund the Company through debt and securities sales and issuances until the company generates enough revenues through the operations as stated above.

As of the date of the financial statements, there were no commitments to receive funds from any of the above transactions. Management estimates the minimum amount of additional funding necessary to remove the threat and enable the Company to remain viable for at least the twelve months following the date of the financial statements is approximately $18,000. Management intends to finance operating costs over the next twelve months with existing cash on hand and from the issuance of common shares.

F-7

NOTE C – COMMON STOCK

On or about May 20, 2013,Mahmoud Dasuka and Yousef Dasuka each purchased 5,750,000 common share of the company’s common stock for $5,750 each or $0.001 per share.

NOTE D – INCOME TAXES

Due to the Company’s net loss position from inception on from April 20, 2013 to May 31, 2013, there was no provision for income taxes recorded. As a result of the Company’s losses to date, there exists doubt as to the ultimate realization of the deferred tax assets. Accordingly, a valuation allowance equal to the total deferred tax assets has been recorded at May 31, 2013.

The components of net deferred tax assets are as follows:

Income tax provision at the federal statutory rate	35%
Effect on operating losses	(35%)
—

Changes in the net deferred tax assets consist of the following:

Since Inception
Net operating loss carry forward	$6,500
Valuation allowance	(6,500)
Net deferred tax asset	$—

A reconciliation of income taxes computed at the statutory rate is as follows:

Since Inception
Tax at statutory rate (35%)	$2,275
Increase in valuation allowance	(2,275)
Net deferred tax asset	$—

NOTE E – OFFICE

We currently utilize office space at 153 W. Lake Mead #2240, Henderson, NV 89015, as our corporate registered office at a cost of $150 per year (with such fee beginning in the second year). Most of the company’s business is undertaken at the homes of the officers and directors and such space is provided free of charge. We believe these facilities are in good condition, but that we may need to expand our leased space as our expansion efforts increase.

NOTE F – SUBSEQUENT EVENT

The Company evaluated all events or transactions that occurred after May 31, 2013 through the date of this filing. The Company determined that it does not have any other subsequent event requiring recording or disclosure in the financial statements for the period ended May 31, 2013.

F-8

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the expenses expected to be incurred in connection with the issuance and distribution of the securities being registered.

SEC Registration	$6
Legal Fees and Expenses*	$6,500
Accounting Fees*	$3,500
Miscellaneous*	$494
Total	$10,500

* Estimated.

Item 14. Indemnification of Directors and Officers.

Article XI, Section 43 of our bylaws contains provisions which require that the company indemnify its officers, directors, employees and agents, in substantially the same language as Section 78.7502 of the Nevada Revised Statutes. Article 12 of the Company’s Articles of Incorporation provides for the Company’s ability to indemnify it’s officers, directors, employees and agents, subject to the limitations provided in Nevada Revised Statutes 78.7502, for expenses actually and reasonably incurred. No indemnification shall be made if the proposed party has been adjudged to be liable to the company or where the matter was settled without court approval. Indemnification must be made upon a determination by a majority of the uninterested Board, and if not available, by the shareholders or by a court of competent jurisdiction.

Item 15. Recent Sales of Unregistered Securities

On or about May 20, 2013,Mahmoud Dasuka and Yousef Dasuka each purchased 5,750,000 common share of the company’s common stock for $5,750 each or $0.001 per share. The issuances of the shares to the investors were exempt from registration under Section 4(2) of the Securities Act of 1933 as there was no general solicitation and both holders had complete knowledge of the company being its only officers and director.

Item 16. Exhibits.

Exhibit
Number	Exhibit Description

3.1	Articles of Incorporation of UpperSolution.com dated April 20, 2013
3.2	Bylaws dated April 20, 2013
5.1	Opinion of Harold P. Gewerter, Esq.
10.7	Subscription Agreement.
23.1	Consent of Goldman Accounting Services CPA, PLLC
23.2	Consent of Harold P. Gewerter, Esq. (included in Exhibit 5.1 herein).

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 Item 17. Undertakings.

The undersigned hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

(i) include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) include any additional or changed material information on the plan of distribution.

(2) that for determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) to file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) that for determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a directors, officers or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

41

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, NV on August 16, 2013.

UpperSolution.com
By:	/s/ Yousef Dasuka
Yousef Dasuka, Chairman of the Board, CEO, President

By:	/s/ Mahmoud Dasuka
Mahmoud Dasuka, Secretary, Treasurer, CFO, CAO

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on August 16, 2013.

UpperSolution.com
By:	/s/ Yousef Dasuka
Yousef Dasuka, Chairman of the Board, CEO, President

By:	/s/ Mahmoud Dasuka
Mahmoud Dasuka, Secretary, Treasurer, CFO, CAO

42